UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

November 9, 2010
Date of Report (Date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant’s telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election
                                       of Directors, Appointment of Principal Officers

On November 9, 2010, at a meeting of the Company’s Board of Directors, the Board accepted the resignation of Lawrence S. Olanoff, M.D., Ph.D. as the Company’s President and Chief Operating Officer effective as of December 31, 2010.  Dr. Olanoff will continue as a Director of the Company and following the effective date of his resignation has agreed to provide services as Senior Scientific Advisor to the Company in a consulting capacity.

At the same meeting, the Board also approved the following appointments of six of its senior executives:  Ms. Elaine Hochberg was promoted to serve as Executive Vice President and will continue as the Company’s Chief Commercial Officer.  Mr. Frank Perier, Jr. was promoted to Executive Vice President Finance and Administration and will continue as the Company’s Chief Financial Officer. Dr. Marco Taglietti was promoted to Senior Vice President Research and Development and will continue as the President of Forest Research Institute, Inc., a wholly owned subsidiary of Forest.  Mr. David Solomon was promoted to Senior Vice President Corporate Development and Strategic Planning.  Mr. Kevin Walsh was promoted to Senior Vice President and Director of Operations and Mr. Jerome Lynch was promoted to Senior Vice President Sales.  Mr. Howard Solomon, the Company’s Chairman of the Board and its Chief Executive Officer since 1977, has also assumed the title of President.  Further information about certain of these officers is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 29, 2010 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits:

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description
99	Press release of Forest Laboratories, Inc. dated November 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 12, 2010

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Senior Vice President - Finance and
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
99	Press release of Forest Laboratories, Inc. dated November 10, 2010.